Exhibit 99.1

Manitex International Announces Key Changes to the Board of Directors

Takashi Kiso, a Senior Administrator of the Global Office of Tadano, to join Board of Directors

Bridgeview, Illinois, January 31, 2023 – Manitex International (Nasdaq: MNTX) (“Manitex” or the “Company”), a leading international provider of truck cranes, specialized industrial equipment, and construction equipment rental solutions serving the infrastructure and construction markets, today announced that it has appointed Takashi Kiso to its Board of Directors, effective immediately.

Mr. Kiso joins the Manitex Board of Directors, currently serving as Senior Administrator in the Global Office of Tadano Ltd. (“Tadano”). Mr. Kiso has 37 years of experience in the automotive and industrial transportation industries and has held executive leadership roles for multiple international companies, with assignments in Europe, Asia, and North America. Prior to joining Tadano, he was Chairman, Marubeni Automotive Aftermarket Holdings in Houston, Texas.

“We are excited to welcome Mr. Kiso to the Manitex Board of Directors and are grateful for Tadano’s continued support of our company,” said Michael Coffey, Chief Executive Officer of Manitex International. “Mr. Kiso brings deep industry experience in our core markets and significant expertise in global marketing, distribution and aftermarket support, making him an ideal addition to Manitex’s Board. We look forward to his contributions which we believe will be critical as we work to position Manitex for the future.”

“Manitex has served as a valuable strategic partner to Tadano, since our partnership began in 2018” said Mr. Kiso “I am honored to have the opportunity to represent Tadano on Manitex’s Board of Directors and look forward to contributing to and supporting the Company’s future growth initiatives at such an exciting time for the Company.”

Mr. Kiso will replace Mr. Ingo Schiller, Advisor of Tadano Ltd., who has served on our Board since Tadano’s initial investment in the Company in 2018. “We would like to extend our thanks and appreciation to Mr. Schiller for his service, support and guidance on our Board”, said Mr. Coffey.

As part of the strategic investment Tadano made in Manitex in 2018, through which it owns approximately 2.9 million shares (14.6% of shares outstanding), it has the right to designate one member to the Company’s Board of Directors.

About Manitex International, Inc.

Manitex International is a leading provider of mobile truck cranes, industrial lifting solutions, aerial work platforms, construction equipment and rental solutions that serve general construction, crane companies, and heavy industry. The company engineers and manufactures its products in North America and Europe, distributing through independent dealers worldwide. Our brands include Manitex, PM, MAC, Oil & Steel, Valla, and Rabern Rentals.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact:

Chase Jacobson, Vallum Advisors

704-713-4324

MNTX@val-adv.com